Exhibit No. 99.1

Gyrodyne Company of America, Inc.
1 Flowerfield, Suite 24
St. James, New York 11780-1551
Phone (631) 584-5400 Fax (631) 584-7075

F O R   I M M E D I A T E   R E L E A S E

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GYRODYNE APPOINTS CHIEF FINANCIAL OFFICER

ST. JAMES, N.Y., October 26, 2009 – Gyrodyne Company of America Inc. (NASDAQ:GYRO), a Long Island-based real estate investment trust, announced that it has appointed Gary J. Fitlin as its Chief Financial Officer.  The appointment was made pursuant to an Offer Letter and a Deferred Bonus Agreement, each executed on October 22, 2009, between Gyrodyne and Mr. Fitlin.

Prior to joining the Company, Mr. Fitlin served as Director of Accounting Implementation for Lexington Realty Trust, a real estate investment trust, from July 2006 to March 2008, where he was responsible for mergers and acquisitions.  Prior to that, Mr. Fitlin served as Vice President and Corporate Controller for SourceMedia, a publisher and software solution provider, from June 2005 to July 2006, where he was responsible for global accounting, management reporting, tax compliance and planning, financial systems, risk management and contract administration.  Prior to that, Mr. Fitlin served as Vice President and Corporate Controller for Edison School, Inc., a global educational consulting company, from November 2002 to June 2005, responsible for global finance.

Stephen V. Maroney, Chief Executive Officer of Gyrodyne, stated that “In addition to overseeing all of the Company’s financial reporting and forecasting requirements, Gary brings an extensive transactional background in mergers and acquisitions to Gyrodyne.  Given our goal to pursue the realization of one or more liquidity events for the benefit of our shareholders, including the sale of the Company itself, we believe his participation will prove to be beneficial”.

About Gyrodyne Company of America, Inc.

Gyrodyne, a real estate investment trust, manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties primarily in the New York City metropolitan area.  Gyrodyne owns a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property which is the subject of development plans.  Gyrodyne also owns medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia.  Gyrodyne is currently contesting the value paid by New York State for 245.5 adjoining acres taken under eminent domain proceedings.  Gyrodyne is also a limited partner in the Callery Judge Grove, L.P., which owns a 3,500 plus acre property in Palm Beach County, Florida, also the subject of development plans. Gyrodyne's common stock is traded on the NASDAQ Stock Market under the symbol GYRO. Additional information about Gyrodyne may be found on its web site at http://www.gyrodyne.com.

Forward-Looking Statement Safe Harbor

The statements made in this press release that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the effect of economic and business conditions, including risks inherent in the real estate markets of  Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, the ability to obtain additional capital in order to develop Gyrodyne’s undeveloped property in St. James, New York and other risks detailed from time to time in Gyrodyne's SEC reports.